Exhibit 99.1

Avnet, Inc. Completes Acquisition of Tallard Technologies

Establishes Platform to Grow IT
Solutions Distribution Business in Latin America

Phoenix, Ariz. — July 6, 2010 — Avnet, Inc. (NYSE:AVT) today announced it has completed its acquisition of the Tallard Technologies companies (Tallard), part of Itautec S.A. – Grupo Itautec. Tallard is a value-added distributor focused on delivering solutions from key global IT suppliers to customers throughout Latin America. Tallard distributes servers, software, peripherals, convergence equipment and enterprise integration services directed toward resellers, solution providers and systems integrators. The transaction is expected to be immediately accretive to earnings and supports Avnet’s return on capital goals.

“The addition of Tallard notably adds to the scale and scope of Avnet Technology Solutions’ business in the growing Latin America region and it aligns well with our strategy to provide complete solutions that deliver more value to our trading partners,” commented Phil Gallagher, president, Avnet Technology Solutions, Global. “Combined with the regional footprint of the recently acquired Bell Micro, this acquisition firmly establishes Avnet Technology Solutions as the leading value added IT distributor in the region, positioned to grow faster than the market.”

Tallard provides value-added services in 30 countries throughout Latin America, including Argentina, Brazil, Chile, Columbia, Ecuador, Mexico and Venezuela. Its line card includes a portfolio of IT infrastructure products from leading vendors including IBM, Avaya, Apple, NetApp and Novell. For calendar 2009, Tallard generated revenue of approximately US $250 million. Tallard will become part of Avnet Technology Solutions, Americas.

“This acquisition adds new supplier and customer relationships, enabling us to take full advantage of our strategy to expand our distribution of data center products into high growth markets in Latin America,” stated Jeff Bawol, president, Avnet Technology Solutions, Americas. “Adding the talented employees of Tallard to our existing Avnet team and recently acquired Bell Micro team positions us to capitalize on the opportunities in this fast growing market.”

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet Technology Solutions
Avnet Technology Solutions is an operating group of Phoenix-based Avnet, Inc. As a global technology sales and marketing organization, Avnet Technology Solutions has sales divisions focused on specific customer segments and a select line card strategy enabling an exceptional level of attention to the needs of its customers and suppliers. For fiscal year 2009, the group served customers in more than 35 countries and generated US $7.04 billion in annual revenue. For more information, visit www.ats.avnet.com.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Avnet Technology Solutions, Americas
Joal Redmond
Director, Communications
Joal.redmond@avnet.com
(480) 794-5528

Marcia Chapman
Brodeur Partners, for Avnet
mchapman@brodeur.com
602-224-4047

Investor Relations
Vincent Keenan
Vice President, Investor Relations
Vincent.keenan@avnet.com
(480) 643-7053